                                                                    Exhibit 4.3

                           THIRD AMENDED AND RESTATED
                         SECURITIES PURCHASE AGREEMENT

         THIS THIRD AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT made as of the 30th day of September, 1996, by and among MASADA SECURITY HOLDINGS, INC., a Delaware corporation formerly known as Masada Security, Inc. ("MSH"), CENTENNIAL FUND III, L.P., a Delaware limited partnership ("Centennial III"), CRITERION VENTURE PARTNERS III, LIMITED, a Texas limited partnership ("Criterion"), NORWEST EQUITY PARTNERS IV, A MINNESOTA LIMITED PARTNERSHIP ("Norwest IV"), SOUTH ATLANTIC VENTURE FUND II, LIMITED PARTNERSHIP, a Delaware limited partnership ("South Atlantic II"), and THE O. GENE GABBARD REVOCABLE TRUST, U/T/A dated September 4, 1992 ("Gabbard"), as successor in interest to
O. Gene Gabbard, an individual residing in the State of North Carolina (Centennial III, Criterion, Norwest IV, South Atlantic II and Gabbard being hereinafter sometimes collectively referred to as the "Initial Purchasers" and individually as an "Initial Purchaser"), TERRY W. JOHNSON, an individual residing in the State of Alabama ("Johnson"), and DARYL E. HARMS, an individual residing in the State of Alabama ("Harms") (Johnson and Harms being hereinafter sometimes collectively referred to as the "Management Purchasers" and individually as a "Management Purchaser"), MSAM, INC., a Florida corporation ("MSAM"), HANCOCK VENTURE PARTNERS IV-DIRECT FUND L.P., a Delaware partnership ("Hancock"), CENTENNIAL FUND IV, L.P., a Delaware limited partnership ("Centennial IV"), BERTIL D. NORDIN, an individual residing in the State of Georgia ("Nordin"), CAROL DEB. WHITAKER, an individual residing in the State of Colorado ("Whitaker"), NORWEST EQUITY PARTNERS V, A MINNESOTA LIMITED LIABILITY PARTNERSHIP ("Norwest V"), SOUTH ATLANTIC VENTURE FUND III, LIMITED PARTNERSHIP, a Delaware limited partnership ("South Atlantic III"), and CHASE VENTURE CAPITAL ASSOCIATES, a California partnership formerly known as Chemical Venture Capital Associates ("CVCA") (Hancock, Nordin, Whitaker, Centennial IV, Norwest V, South Atlantic III and CVCA, together with the Initial Purchasers and the Management Purchasers, being hereinafter sometimes collectively referred to as "Purchasers" and individually as a "Purchaser").

         WHEREAS, MSH was organized to serve as the sole general partner of Masada Security Limited Partnership, a Delaware limited partnership (the "Partnership"), which was formed to serve as the initial investment vehicle for the acquisition, construction, ownership, operation and management of security alarm systems by MSH throughout the United States (the "Masada Business");

         WHEREAS, MSH, the Initial Purchasers, the Management Purchasers and MSAM entered into a certain Securities Purchase Agreement, dated as of February 1, 1993 (the "Original Purchase Agreement"), whereby MSH agreed to sell and each of the Initial Purchasers and the Management Purchasers agreed to purchase certain securities of MSH described therein upon the terms and conditions set forth therein;

         WHEREAS, MSH changed its name from Masada Security, Inc. to Masada Security Holdings, Inc. pursuant to a Certificate of Amendment filed with the Delaware Secretary of State on February 7, 1994;

         WHEREAS, MSH formed Masada Security, Inc. ("Masada"), a Delaware close corporation and wholly-owned subsidiary of MSH, for the purpose of effecting a merger between the Partnership and Masada, whereby MSH, in its capacity as the sole general partner and a limited partner of the Partnership, received shares of stock of Masada in exchange for its Partnership interests, and MSAM, as a limited partner of the Partnership, and the holders of debt securities of the Partnership received shares of stock of MSH in exchange for their Partnership interests;

         WHEREAS, pursuant to a certain Agreement of Merger between Masada, MSH and the Partnership dated February 10, 1994, and a Certificate of Merger filed with the Delaware Secretary of State on February 10, 1994, the Partnership was merged into Masada and Masada became the surviving entity with respect to the Masada Business;

         WHEREAS, to amend and restate the Original Purchase Agreement, MSH, the Initial Purchasers, the Management Purchasers, MSAM, Hancock, Centennial IV, Nordin and Whitaker entered into an Amended and Restated Securities Purchase Agreement dated as of February 11, 1994 (the "First Restated Purchase Agreement") in order to reflect the creation of Masada, the merger of the Partnership into Masada, the issuance of additional securities of MSH to certain of the Purchasers and the addition of Hancock, Centennial IV, Nordin and Whitaker as parties to that agreement;

         WHEREAS, to amend and restate the First Restated Purchase Agreement, MSH, the Initial Purchasers, the Management Purchasers, MSAM, Hancock, Centennial IV, Nordin, Whitaker, Norwest V, South Atlantic III, and CVCA entered into a Second Amended and Restated Securities Purchase Agreement dated as of May 31, 1995 (the "Second Restated Purchase Agreement") in order to reflect the issuance of additional securities of MSH to certain of the Purchasers and the addition of Norwest V, South Atlantic III and CVCA as parties to that agreement;

         WHEREAS, to further capitalize MSH, which will in turn capitalize Masada, the Board of Directors of MSH have determined that it is in the best interest of MSH to issue common stock in the public marketplace ("Initial Public Offering");

         WHEREAS, the Board of Directors of MSH has determined that, in order to effectuate the Initial Public Offering, MSH must (i) simplify its capital structure by creating a single class of common stock and effecting the redemption and/or conversion into common stock of all outstanding shares of preferred stock and (ii) eliminate certain existing stockholders rights, and to adopt certain anti-takeover provisions, including a classified board of directors;

         WHEREAS, the Board of Directors of MSH has proposed a Plan of Recapitalization (the "Plan of Recapitalization"), which provides for (i) the redemption of all issued and outstanding shares of MSH Class A preferred stock,
(ii) the conversion of all issued and outstanding shares of MSH Class B convertible preferred stock into shares of MSH Class B common stock, (iii) the conversion of all issued and outstanding shares of MSH Class C convertible preferred stock into shares of MSH Class C common stock, (iv) the exchange of all issued and outstanding shares of MSH Class A common stock, Class B common stock and Class C common stock (including the Class B common stock and Class C common stock issued upon the conversion of the Class B Convertible preferred stock and the Class C convertible preferred stock, respectively) for shares of a new, single class of MSH common stock, (v) the amendment of MSH's charter to eliminate certain shareholder rights and to adopt certain anti-takeover provisions, including a classified board of directors, (vi) the election of three classes of directors, and (vii) the adoption of new ByLaws for MSH;

         WHEREAS, implementation of the Plan of Recapitalization is subject to satisfaction of several conditions, including the unanimous approval of the Plan of Recapitalization by the MSH stockholders, the approval by the stockholders and the filing with the Delaware Secretary of State of the Certificate of Amendment to the Certificate of Incorporation of MSH, a copy of which is attached to the Plan of Recapitalization as Exhibit B (the "Certificate Amendment"), the unanimous approval of the proposed Fourth Restated Certificate of Incorporation of MSH, a copy of which is attached to the Plan of Recapitalization as Exhibit C (the "Fourth Restated Certificate"), and the execution and delivery of this Agreement by MSH and all MSH stockholders;

         WHEREAS, MSH, MSAM and the Purchasers desire, subject to the implementation of the Plan of Recapitalization, to amend the Second Restated Purchase Agreement to reflect the Plan of Recapitalization and the consummation of the Initial Public Offering;

         NOW, THEREFORE, based upon the foregoing and mutual covenants herein contained, and for other good and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby, subject to implementation of the Plan of Recapitalization, agree to amend and restate the Second Restated Purchase Agreement as follows:

SECTION 1.  DEFINITIONS.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this
Section 1 shall have the meanings assigned to them below, such meanings to be applicable to singular and plural nouns and verbs of any tense; (b) all references in this Agreement to designated Sections and other subdivisions are to the designated Sections and other subdivisions of this Agreement as amended from time to time; and (c) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole.

         "A Shares" shall mean the 1,000,500 shares of Common Stock to be issued pursuant to the Plan of Recapitalization in exchange for the 333,500 shares of Existing A Common Stock presently issued and outstanding; such 1,000,500 A Shares will be issued to the following Persons pursuant to the Plan of Recapitalization:

                 Johnson                    60
                 Harms                      60
                 MSAM                1,000,380

         "Act" shall mean the Securities Act of 1933, as amended.

         "Agreement" shall mean the Original Securities Purchase Agreement, as amended and restated by the First Amended and Restated Securities Purchase Agreement, as further amended and restated by the Second Amended and Restated Securities Purchase Agreement, as further amended and restated, as of the date hereof, and any further amendment, modification or restatement thereof made in accordance with the provisions of Section 3.

         "B Shares" shall mean the 2,785,716 shares of New Common Stock to be issued pursuant to the Plan of Recapitalization in exchange for (i) the 570,240 shares of Existing B Common Stock presently issued and outstanding and (ii) the 358,332 shares of Existing B Common Stock which will be issued pursuant to the Plan of Recapitalization as a result of the conversion of the 358,332 shares of Existing B Preferred Stock presently issued and outstanding; such 2,785,716 B Shares will be issued to the following Persons pursuant to the Plan of Recapitalization:

                 Johnson                       34,890
                 Harms                         34,890
                 Centennial III               703,365
                 Centennial IV                263,235
                 Criterion                    199,683
                 Norwest IV                   814,362
                 South Atlantic II            452,901
                 Gabbard                       15,414
                 Nordin                        15,414
                 Whitaker                       1,563
                 Hancock                      249,999

         "ByLaws" shall mean the Amended and Restated ByLaws of MSH as adopted by the stockholders of MSH, as amended from time to time.

         "C Shares" shall mean the 1,640,610 shares of New Common Stock to be issued pursuant to the Plan of Recapitalization in exchange for 546,870 shares of Existing C Common Stock, which will be issued pursuant to the Plan of Recapitalization as a result of the conversion of the 486,111 shares of Existing C Preferred Stock presently issued and outstanding; such 1,640,610 C Shares will be issued to the following Persons pursuant to the Plan of Recapitalization:

                 Johnson                            19,287
                 Harms                              19,287
                 Centennial III                     28,566
                 Centennial IV                     371,970
                 Criterion                           4,014
                 Norwest V                         282,567
                 South Atlantic II                  78,525
                 South Atlantic III                 78,525
                 Gabbard                             1,593
                 Nordin                              1,593
                 Whitaker                            4,686
                 Hancock                           281,247
                 CVCA                              468,750

         "Demand Shares" shall mean the B Shares and/or the C Shares, to the extent they are involved in a Demand Registration.

         "Effective Date" shall mean the date on which the Fourth Restated Certificate is filed with the Delaware Secretary of State pursuant to the Plan of Recapitalization.

         "Existing A Common Stock" shall mean the 333,500 shares of Class A common stock of MSH authorized to be issued by the Third Restated Certificate, all of which are issued and outstanding.

         "Existing B Common Stock" shall mean the 1,078,572 shares of Class B common stock of MSH authorized to be issued by the Third Restated Certificate, 570,240 of which are issued and outstanding.

         "Existing C Common Stock" shall mean the 546,875 shares of Class C common stock of MSH which will be authorized to be issued upon the filing of the Certificate Amendment, none of which are presently issued and outstanding; 486,111 shares of Class C common stock of MSH are presently authorized to be issued by the Third Restated Certificate.

         "Existing B Preferred Stock" shall mean the 358,332 shares of Class B convertible preferred stock of MSH authorized to be issued by the Third Restated Certificate, all of which are issued and outstanding.

         "Existing C Preferred Stock" shall mean the 486,111 shares of Class C convertible preferred stock of MSH authorized to be issued by the Third Restated Certificate, all of which are issued and outstanding.

         "New Common Stock" shall mean the new, single class of common stock of MSH to be authorized upon the filing of the Fourth Restated Certificate with the Delaware Secretary of State.

         "Option Shares" shall mean MSH common stock or other securities issued or issuable pursuant to any stock purchase awards or stock option awards granted under the 1994 Stock Plan or the 1996 Stock Plan.

         "Person" shall mean any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business trust bank, trust company or estate (including any beneficiaries thereof), unincorporated organization, cooperation or association or government or any agency or political subdivision thereof.

         "Shares" shall mean the A Shares, B Shares and C Shares.

         "Third Restated Certificate" shall mean the Third Restated Certificate of Incorporation of MSH filed with the Delaware Secretary of State on July 10, 1996 as it may be amended hereafter and prior to the Effective Date.

         "1994 Stock Plan" shall mean the Stock Option/Purchase Plan of Masada Security Holdings, Inc. adopted and approved in 1994, as amended.

         "1996 Stock Plan" shall mean the 1996 Stock Option Plan of Masada Security Holdings, Inc. adopted and approved in 1996, as amended.

SECTION 2.  REGISTRATION RIGHTS.

         (a)     Demand Registration.

                 (i) B Shares. The holders of fifty percent (50%) or more of the aggregate issued and outstanding B Shares may, upon the delivery of a written notice to MSH, request to register under the Act any of their B Shares which are not then covered by a currently effective registration statement under the Act; provided, however, that the proceeds of any such offering shall not be less than ten million dollars ($10,000,000), without regard to underwriting or brokerage commissions and discounts and offering expenses.
Such written notice shall specify the number of B Shares intended to be offered by such electing holders, shall express such holders' present intent to offer such shares for distribution, shall describe the nature or method of the proposed offer and sale thereof and shall contain an undertaking of each such holder to provide all such information and materials and take all such action as may be required in order to permit MSH to comply with all applicable requirements of the Securities and Exchange Commission and applicable securities commissions of the several states and to obtain acceleration of the effective date of such registration statement. Upon receipt of such request MSH shall use all reasonable efforts to cause the B Shares so specified in such request to be so registered to permit the sale by each electing holder of the number of B Shares specified in the holder's request under the Act and to permit their trading on the

NASDAQ National Market System, subject to notice of issuance. The holders of the B Shares shall have one (1) Demand Registration pursuant to this Section 2(a)(i) only; provided, however, that in the event MSH qualifies for the use of a Form S-3 (or successor form) registration statement, the number of requests that may be made for a Demand Registration shall be unlimited so long as each such request is made by the holders of twenty-five percent (25%) or more of the B Shares; and provided, further, that a registration requested pursuant to this
Section 2(a)(i) shall not constitute a Demand Registration unless the holders of B Shares shall have registered and sold 75% of the B Shares requested to be sold in such offering.

                 (ii) C Shares. The holders of thirty percent (30%) or more of the aggregate issued and outstanding C Shares may, upon the delivery of a written notice to MSH, request to register under the Act any of their shares of C Shares which are not then covered by a currently effective registration statement under the Act; provided, however, that the proceeds of any such offering shall not be less than ten million dollars ($10,000,000), without regard to underwriting or brokerage commissions and discounts and offering expenses. Such written notice shall specify the number of C Shares intended to be offered by such electing holders, shall express such holders' present intent to offer such shares for distribution, shall describe the nature or method of the proposed offer and sale thereof and shall contain an undertaking of each such holder to provide all such information and materials and take all such action as may be required in order to permit MSH to comply with all applicable requirements of the Securities and Exchange Commission and applicable securities commissions of the several states and to obtain acceleration of the effective date of such registration statement. Upon receipt of such request MSH shall use all reasonable efforts to cause the C Shares so specified in such request to be so registered to permit the sale by each electing holder of the number of C Shares specified in the holder's request under the Act and to permit their trading on the NASDAQ National Market System, subject to notice of issuance. The holders of the C Shares shall have two (2) Demand Registrations pursuant to this Section 2(a)(ii) only; provided, however, that in the event MSH qualifies for the use of a Form S-3 (or successor form) registration statement, the number of requests that may be made for a Demand Registration shall be unlimited so long as each such request is made by the holders of twenty-five percent (25%) or more of the C Shares; and provided, further, that a registration requested pursuant to this Section 2(a)(ii) shall not constitute a Demand Registration unless the holders of C Shares shall have registered and sold 75% of the C Shares requested to be sold in such offering.

                 (iii) Any registration accomplished pursuant to the provisions of this Section 2(a) shall be referred to as a "Demand
Registration."

         (b) Piggy-Back Registration. If MSH at any time proposes to file a registration statement (other than an exchange offering of securities solely to existing holders of MSH's securities or a registration statement on Form S-4 or Form S-8) with respect to any class of common stock now or hereafter authorized and the form to be used for such registration may be used for the registration of Shares, MSH shall give written notice of such proposed registration to each holder of Shares not then subject to an effective registration statement at least thirty (30) days before the anticipated filing date of such registration statement. The notice shall offer the holders of such Shares the opportunity to include all or a portion of their Shares in the registration statement proposed to be filed by MSH. Subject to the provisions which follow, the Shares designated in writing by the holders thereof within fifteen (15) days of the sending of such notice shall be included in the registration statement on the same terms and conditions applicable to the common stock proposed to be registered by MSH or such other terms and conditions which may be recommended by MSH's managing underwriters (provided that any such shares may be withdrawn from any such registration statement at any time if the holder thereof is not satisfied with the terms of the offering).

         The number of outstanding shares of Shares to be included in the registration statement shall be reduced pro rata among all selling stockholders according to the number of Shares requested to be included in the registration statement if the managing underwriters advise MSH in writing that in their opinion the number of Shares to be included in the registration statement exceeds the number of shares which can be sold in the offering without detrimental effect on the success of the offering or the price obtained for the shares; provided, however, that there shall be no reduction of the number of shares of common stock proposed for registration by MSH in an offering other than pursuant to a Demand Registration. Any registration of Shares accomplished pursuant to the provisions of this Section 2(b) shall be referred to as a "Piggy-Back Registration."

         (c) Limitations, Conditions and Qualifications to Obligations of MSH under Registration Covenants. The obligations of MSH to use reasonable efforts to cause certain Shares to be registered under the Act and to prepare and file registration statements under the Act to effect such registration are subject to the following limitations, conditions and qualifications:

                 (i) In connection with any Demand Registration or Piggy-Back Registration, all expenses incurred in connection therewith, including, without limitation, all Securities and Exchange Commission registration and filing fees, blue sky filing fees, all fees of the National Association of Securities Dealers, Inc., printing expenses, fees and disbursements of legal counsel for MSH, fees and disbursements of experts used by MSH in connection with such registration and expenses of any special audits incidental to or required by such registration ("MSH Expenses"), shall be borne by MSH. In all registrations of Demand Shares pursuant to Section 2(a), MSH shall bear the fees and disbursements of legal counsel to the holders of Demand Shares requesting registration, transfer taxes on the sale of Demand Shares and any expenses of the brokers or underwriters of the holders of Demand Shares requesting registration that are not borne directly by such brokers or underwriters; provided, that such expenses shall not include underwriting or brokerage discounts and commissions.

                 (ii) In connection with any Demand Registration, MSH shall be entitled to include in any such registration other securities of MSH; provided, however, that MSH shall also agree to execute and deliver the underwriting agreement, if any, to be executed and delivered by the holders of Demand Shares requesting such registration; and, provided, further, that the holders of Demand Shares requesting such registration may request that any such other securities of MSH not be included in the registration if such holders of Demand Shares are advised by the managing underwriter that in their opinion the inclusion of such other securities by MSH would adversely affect the offering of the Demand Shares to be sold pursuant to such registration, and MSH shall comply with such request.

                 (iii) MSH shall be entitled to postpone for reasonable periods of time, not to exceed ninety (90) days in any one instance, the filing of any registration statement in connection with any Demand Registration if MSH is, at the time it receives a request for registration, (i) conducting or is about to conduct an offering of its securities and MSH reasonably believes that such offering by MSH would be adversely affected by the registration so demanded or (ii) if there exists at the time material non-public information relating to MSH which, in the reasonable opinion of the board of directors of MSH, should not be disclosed. Additionally, MSH shall be entitled to postpone, in accordance with this Section 2(c)(iii), the filing of such a registration statement for multiple, consecutive ninety (90) day periods.

                 (iv) In the case of any Demand Registration, MSH shall be required to file the registration statement within ninety (90) days after the request is made, except as otherwise provided herein or unless such request is made within ninety (90) days prior to the close of its fiscal year, in which event the registration statement shall be filed by MSH within ninety (90) days after the close of its fiscal year. Once filed, MSH shall use all reasonable efforts to cause a registration statement to become effective and shall cause any such registration statement to remain effective (including the filing of necessary supplements or post-effective amendments) during the period commencing on the effective date of such registration statement and ending sixty (60) days thereafter; provided, however, that in the event the registration statement is on Form S-3 and constitutes a shelf registration covering resales of securities and requested by the holders of Demand Shares, MSH's obligation to maintain such Form S-3 registration statement shall expire 180 days following the effective date of such registration statement. During the effective period of any such offering or any Piggy-Back Registration, MSH will furnish to each participating seller of Shares, such number of copies of any prospectus (including any preliminary or summary prospectus) as such holders of Shares may reasonably request in order to effect the offering and sale of the Shares to be offered and sold.

                 (v) In respect of any proposed disposition by the holders of Demand Shares pursuant to any Demand Registration, each participating holder of Demand Shares shall have arranged for the plan of distribution of his Demand Shares which are to be registered and shall have made all pertinent marketing arrangements for such Demand Shares and shall have advised MSH of such distribution and marketing arrangements. If any such plan of distribution shall involve an investment banking firm as an underwriter, such firm shall be reasonably satisfactory to MSH.

                 (vi) MSH's obligations to use all reasonable efforts to effect registration of Demand Shares pursuant to any Demand Registration shall include such qualification under applicable blue sky laws as may be necessary to enable the holders of Demand Shares in whose behalf such registration is to be effected to offer and sell the Demand Shares which are the subject matter of their requests; provided, however, that MSH shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process.

                 (vii) In connection with any Demand Registration or Piggy-Back Registration, the holders of Shares requesting such registration may request that securities held by Management Purchasers not be included in the registration if such holders of Shares are advised by the investment banking firm managing any underwritten offering that such firm reasonably believes that the inclusion of such securities would adversely affect the offering of the Shares to be sold pursuant to such registration, and Johnson and Harms shall comply with such request.

                 (viii)   (A)     In connection with any registration statement
in which the holders of Shares are selling stockholders, MSH shall indemnify and hold harmless such selling stockholders and their officers, directors, employees and agents against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action) to which any such Person may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such untrue statement or omission is based upon written information supplied by the selling stockholders or any of their respective representatives for use in such registration statement.

                          (B)     In connection with the filing of any
registration statement in which the holders of Shares participate as selling stockholders, each such selling stockholder shall individually, and not jointly, indemnify and hold harmless MSH and its officers, directors, employees and agents against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action) which MSH or any such Persons may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that any such untrue statement or omission is based upon written information supplied by the selling stockholder or its respective representatives for use in such registration statements; provided, further, that the liability of each selling stockholder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such selling stockholder under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such selling stockholder from the sale of securities covered by such registration statement.

                          (C)     If for any reason the indemnification
provided for in the preceding clauses is unavailable to an indemnified party as contemplated by the preceding clauses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

         (d) Customary Agreements. MSH and each selling stockholder agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions, including lock-up provisions with respect to sales of MSH's common stock, as are reasonable and customary in the securities business for such an arrangement between such underwriter and companies of MSH's size and investment stature.

         (e) Option Shares. The Shares do not include any Option Shares and the registration covenants set forth in this Section 2 hereof do not apply to the Option Shares.

SECTION 3.  MISCELLANEOUS.

         (a) Amendments. The terms of this Agreement may not be amended orally or by course of dealing, but only in a writing executed by each of (i) MSH and (ii) the holders of eighty (80%) of the Shares. The obligations imposed by this Agreement with respect to, or in favor of, any particular selling stockholder shall continue until the first to occur of (I) the termination of this Agreement in the manner required for the making of amendments hereto as specified in this Section 3(a), (II) all of the remaining Shares owed by such selling stockholder are freely transferable under Rule 144 of the Act, and (III) December 31, 1998.

         (b) Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto under separate counterparts, any one of which need not contain the signatures of more than one party, but all of which when taken together shall constitute one and the same instrument notwithstanding that all parties have not signed the same counterpart hereof.

         (c) Headings. The Section headings contained in this Agreement are inserted as a matter of convenience and shall not affect in any way the construction of the terms of this Agreement.

         (d) Third Party Rights. It is the intention of the parties that nothing in this Agreement shall be deemed to create any right in favor of or with respect to any Person not a party to this Agreement.

         (e) Survival. The representations, warranties, covenants and agreements made herein or in any certificate or document executed in connection herewith shall survive the execution and delivery thereof for the period of the statute of limitations applicable thereto, including any periods of waiver or extension thereof, and all statements contained in any certificate or document delivered by any party hereto shall be deemed to constitute a representation and warranty made herein by such party.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

         (g) Partial Invalidity. If any provision of this Agreement is found by any competent authority to be void or unenforceable, such provision shall be modified, if possible, so as to effect the intent of the parties expressed herein, or if it cannot be so modified, it shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect.

         (h) Force Majeure. No party to this Agreement shall be deemed to be in breach or in violation of this Agreement if such party is prevented from performing any of its obligations hereunder (except obligations to pay sums of money due hereunder) for any reason beyond its control, including without limitation, acts of God, fire, flood, earthquake, unusually severe weather conditions, explosion, accident, riot, war, sabotage, requirements or actions or failure to act on the part of governmental authorities preventing performance, damage to or break down of necessary facilities beyond the control of the respective party (a "force majeure event"). Lack of financial resources shall not under any circumstances constitute a force majeure event. Upon the occurrence of any one or more such events, the party subject to such force majeure event shall promptly notify the other party of such event. If such party is rendered unable, wholly or in part, by the force majeure event to carry out its obligations under this Agreement, the obligations of such party (except obligations to pay sums of money due hereunder), so far as they are affected by such force majeure event, shall be suspended during, but no longer than the continuance of, such force majeure event. The party affected by such force majeure event shall use all reasonable` diligence to remedy the effect upon its ability to perform its obligations hereunder caused by such force majeure event as promptly as possible.

         (i) Notices. All notices and other official communications between the parties shall be in writing and shall be given by hand delivery or by a recognized overnight courier who maintains verification of delivery (deemed to be duly received on a date delivered), or by Express, certified or registered mail, postage prepaid, return receipt requested (deemed to be duly received seven (7) days after such mailing) or by telecopy (deemed to be received on the date sent, provided that the facsimile was properly addressed and disclosed the number of pages transmitted on its front sheet and that the transmission report produced indicates that each of the pages of the facsimile was received at the correct facsimile number) to each of the respective parties as set forth on Exhibit A attached hereto, or to such other address for any of the parties hereto as from time to time shall be designated by notice given by such party to the other party in the manner hereinabove provided.

         (j) Authority of Signatories. Each signatory to this Agreement in a representative capacity, whether as an officer, trustee or partner, represents and warrants that the execution and delivery of this Agreement by such representative and the performance of the covenants and agreements herein contained by the Person for whom such representative is acting have been duly authorized by all necessary action.

         (k) Non-Recourse. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed that each and every covenant, undertaking and agreement made herein by a party hereto that is not an individual was not made or intended to be made as a personal or individual undertaking or agreement on the part of any past, present or future officer, director, shareholder, partner or agent of any party hereto, and no personal or individual liability or responsibility is assumed by, nor shall any recourse at any time be asserted or enforced against any such past, present or future officer, director, shareholder, employee, partner or agent of any party hereto, or any of them, all such recourse (whether in common law, in equity, by statute or otherwise), is hereby forever waived and released, and the sole recourse being to the assets and property of the parties hereto.

         (l) Rights of Assignment. All of the terms, covenants and undertakings contained in this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. Except as specifically provided otherwise herein, holders of Shares may assign their rights and delegate their obligations, in whole or in part, to any Person in connection with the transfer of Shares; provided, however, that any transfer of such Shares may be made only upon the transferor providing MSH satisfactory assurance that the provisions of the Act would not be violated thereby, such assurance to be in the form of an opinion of counsel for the transferor, reasonably satisfactory to MSH, or a no-action letter from the Securities and Exchange Commission; and, provided, further, that it shall also be a condition to any such transfer that the transferee agree in writing to be bound by this Agreement. If any transfer is made in accordance with the foregoing requirements, the transferee shall be thereafter deemed and considered as a holder of Shares under this Agreement.

         (m) Legend. It is agreed and acknowledged that all certificates representing Shares shall contain the following legend until such time as such Shares are freely transferable, without restriction, under Rule 144(k) of the Act or shall be registered pursuant to the Act:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH NOR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE AND SUCH REGISTRATION IS NOT CONTEMPLATED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO MASADA SECURITY HOLDINGS, INC. THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         (n) Effectiveness. This Third Amended and Restated Securities Purchase Agreement shall not become effective unless and until the Effective Date of the Plan of Recapitalization. In the event the Plan of Recapitalization is terminated, this Third Amended and Restated Securities Purchase Agreement shall be void.

         IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Securities Purchase Agreement as of the day and year first above written.



CENTENNIAL FUND III, L.P.                          SOUTH ATLANTIC VENTURE FUND II,
By:  Centennial Holdings III, L.P.,                LIMITED PARTNERSHIP
     Its General Partner                           By:   South Atlantic Venture Partners II,
                                                         Limited Partnership, General Partner
By: /s/ Steven C. Halstedt
   ----------------------------------------
     General Partner                               By: /s/ Donald W. Burton
                                                      --------------------------------------------------
                                                         General Partner

CENTENNIAL FUND IV, L.P.                           SOUTH ATLANTIC VENTURE FUND III,
By:  Centennial Holdings IV, L.P.,                 LIMITED PARTNERSHIP
     Its General Partner                           By:   South Atlantic Venture Partners III,
                                                         Limited Partnership, General Partner

By: /s/ Steven C. Halstedt                         By: /s/ Donald W. Burton
   ----------------------------------------           --------------------------------------------------
     General Partner                                     General Partner

CHASE VENTURE CAPITAL ASSOCIATES                   THE O. GENE GABBARD REVOCABLE TRUST
By:  Chase Capital Partners
     Its General Partner


By: /s/ Arnold L. Chavkin                          By: /s/ O. Gene Gabbard
   ----------------------------------------           --------------------------------------------------
     General Partner                                     Trustee

CRITERION VENTURE PARTNERS III,                    HANCOCK VENTURE PARTNERS IV-DIRECT
LIMITED                                            FUND, L.P.
By:  CVP III General Partner,                      By:   Back Bay Partners XII, L.P.
     Its General Partner                                 Its General Partner
By:  Criterion Investments, Inc.,                  By:   Hancock Venture Partners, Inc.
     Its Corporate General Partner                       Its General Partner


By: /s/ David C. Hull, Jr.                         By: /s/ Robert M. Wadsworth
   ----------------------------------------           --------------------------------------------------
    Executive Vice President                           Vice President
   ----------------------------------------           --------------------------------------------------

NORWEST EQUITY PARTNERS  IV,                        NORWEST EQUITY PARTNERS V, A
A MINNESOTA LIMITED PARTNERSHIP                     MINNESOTA LIMITED LIABILITY PARTNERSHIP
By:  Itasca Partners, General Partner               By:  Itasca Partners, General Partner


By: /s/ George J. Still, Jr.                        By: /s/ George J. Still, Jr.
   ----------------------------------------            -------------------------------------------------
     General Partner                                     General Partner


/s/ Bertil D. Nordin                               /s/ Terry W. Johnson
-------------------------------------------        -----------------------------------------------------
BERTIL D. NORDIN                                   TERRY W. JOHNSON


/s/ Carol deb. Whitaker                            /s/ Daryl E. Harms
-------------------------------------------        -----------------------------------------------------
CAROL DEB. WHITAKER                                DARYL E. HARMS

MSAM, INC.                                         MASADA SECURITY HOLDINGS, INC.


By: /s/ Terry W. Johnson                           By: /s/ Terry W. Johnson
   ----------------------------------------           --------------------------------------------------
    President                                          President
   ----------------------------------------           --------------------------------------------------